Exhibit 10.1

                             Execution Version

AMENDMENT NO. 7 TO CREDIT AGREEMENT
This Amendment No. 7 to Credit Agreement (this “Amendment”) is entered into as of April 17, 2020 by and among Welbilt, Inc., a Delaware corporation (formerly known as Manitowoc Foodservice, Inc.) (the “Borrower”), the Subsidiary Borrowers (as defined in the Credit Agreement (as defined below)) signatory hereto, JPMorgan Chase Bank, N.A., individually (“JPMorgan”) and as administrative agent (the “Administrative Agent”), and the Lenders signatory hereto.
RECITALS
WHEREAS, the Borrower, the Subsidiary Borrowers, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of March 3, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Seventh Amendment Effective Date, the “Credit Agreement”, and as amended, supplemented and otherwise modified by this Amendment, the “Amended Credit Agreement”);
WHEREAS, in accordance with Section 9.02 of the Credit Agreement, the Borrower has requested that the Administrative Agent and the Revolving Lenders agree to amend certain terms of the Credit Agreement as set forth in this Amendment;
WHEREAS, the Borrowers, the Administrative Agent and the Lenders party hereto (which Lenders constitute Required Revolving Lenders) are willing to agree to this Amendment on the terms set forth herein; and

WHEREAS, the other parties party hereto are willing to agree to the Amended Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
SECTION 1.Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.Amendments to Credit Agreement.

2.1.Section 1.01 of the Credit Agreement is hereby amended to add the following terms in appropriate alphabetical order:

“Available Commitments” means, at any time, the excess (if any) of (a) the Revolving Commitments at such time less (b) the Total Revolving Credit Exposure at such time.
“Consolidated Cash Balance” means, at any time, (a) the aggregate amount of cash, Cash Equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or that would otherwise be required to be reflected as an asset on the balance sheet of the Borrower or any of its Designated Subsidiaries less (b) the sum of (i) any restricted cash or Cash Equivalents to pay royalty obligations, working interest obligations, suspense payments, severance taxes, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations or other obligations of the Borrower or any Designated Subsidiary to third parties and for which the Borrower or such Designated Subsidiary has issued checks or has initiated wires or ACH transfers (or, in the Borrower’s discretion, expects to issue checks or initiate wires or ACH transfers within 10 Business Days) in order to pay, (ii) other amounts for which the Borrower or any Designated Subsidiary has issued checks or has initiated wires or ACH transfers but have not yet been subtracted from the balance in the relevant account of the Borrower or such Designated Subsidiary and (iii) any cash or Cash Equivalents of the Borrower or any Designated Subsidiaries (x) constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits or (y) placed on deposit or in escrow with a trustee to discharge or defease indebtedness.
“Covenant Reset Trigger” means the occurrence of any of the following during the Suspension Period, unless otherwise agreed by the Required Revolving Lenders:
(a)     any Restricted Payment is made in reliance on Section 6.04(e), Section 6.04(h), Section 6.04(i) or Section 6.04(l);
(b)     any Investment in excess of $25,000,000 is made in reliance on Section 6.05(l);
(c)    any Investment is made in reliance on Section 6.05(m), Section 6.05(o), or Section 6.05(p);
(d)     any Intercompany Loan (other than in respect of ordinary course cash pooling among Foreign Subsidiaries) is made by a Credit Party to an External Subsidiary or by a Domestic Credit Party to a Foreign Credit Party, in each case in reliance on Section 6.05(i);
(e)     any capital contribution, capitalization or forgiveness is made by a Credit Party to an External Subsidiary or by a Domestic Credit Party to a Foreign Credit Party, in each case in reliance on Section 6.05(j);
(f)     any payment is made in reliance on Section 6.08(a)(iii); or
(g)    the failure of the Borrower to provide, no later than 10 Business Days after the end of any fiscal month of the Borrower ending on or after the Second Amendment Effective Date and on or prior to June 30, 2021, a certificate of a Financial Officer of the Borrower setting forth reasonably detailed calculations demonstrating compliance with Section 6.16(e) as of the last day of the applicable fiscal month.
“Designated Subsidiaries” means Restricted Subsidiaries that are not organized under the laws of the People’s Republic of China.
“Liquidity” means at any time, the sum of (a) the aggregate stated balance sheet amount of unrestricted cash, Cash Equivalents and Foreign Cash Equivalents of the Borrower and its Designated Subsidiaries plus (b) the Available Commitments at such time.
“Pre-Amendment Credit Agreement” means this Agreement as in effect immediately prior to the Seventh Amendment Effective Date.

“Seventh Amendment” means that certain Amendment No. 7 to Credit Agreement, dated as of April 17, 2020, among the Borrower, the Subsidiary Borrowers party thereto, the Administrative Agent and the Lenders party thereto.
“Seventh Amendment Effective Date” means April 17, 2020.
“Suspension Period” means the period from the Seventh Amendment Effective Date until the first date of delivery of a compliance certificate pursuant to Section 5.01(c) demonstrating compliance with Section 6.16(a) and (b) for the fiscal quarter ended December 31, 2021.
2.2.Section 4.02 of the Credit Agreement is hereby amended by inserting the following new clause (d) in appropriate alphabetical order:

“(d)     With respect to any Borrowing made during the Suspension Period, at the time of and immediately after giving effect to such Borrowing (including the application of proceeds thereof), the Consolidated Cash Balance does not exceed $100,000,000.”
2.3.Section 6.16 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following.

“Without the written consent of the Required Revolving Lenders:
(a) Maximum Consolidated Total Leverage Ratio. The Borrower will not permit the Consolidated Total Leverage Ratio for any fiscal quarter of the Borrower set forth below to be greater than or equal to the ratio set forth opposite such quarter below (such ratio, the “Applicable Ratio”):

Fiscal Quarter Ending	Ratio
December 31, 2018	5.75:1.00

March 31, 2019	5.75:1.00
June 30, 2019	5.75:1.00
September 30, 2019	5.75:1.00
December 31, 2019	5.50:1.00

March 31, 2020	5.50:1.00

June 30, 2021	7.75:1.00
September 30, 2021	6.25:1.00
December 31, 2021	5.50:1.00

March 31, 2022	5.50:1.00
June 30, 2022	5.25:1.00
September 30, 2022	5.25:1.00
December 31, 2022	5.25:1.00

March 31, 2023	5.00:1.00
June 30, 2023	4.75:1.00
September 30, 2023	4.75:1.00

Fiscal Quarter Ending	Ratio
December 31, 2023 and each fiscal quarter thereafter	4.75:1.00
Notwithstanding the foregoing, during a Transition Period in respect of any Covenant Holiday Acquisition, the Consolidated Total Leverage Ratio may exceed the Applicable Ratio by up to (and including) 0.50:1.00; provided, however, that in no event shall the Consolidated Total Leverage Ratio exceed 5.50:1.00 as a result of a Covenant Holiday Acquisition; provided further that (i) no more than two Covenant Holiday Acquisitions may be designated over the life of this Agreement and (ii) there shall be at least two full consecutive fiscal quarters ended after the Transition Period in respect of a Covenant Holiday Acquisition prior to the Borrower being able to designate a second Covenant Holiday Acquisition.
(b)    Minimum Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Ratio
December 31, 2018	2.50:1.00
March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019	2.50:1.00 2.50:1.00 2.50:1.00 2.75:1.00
March 31, 2020	2.75:1.00
June 30, 2021 September 30, 2021 December 31, 2021	2.00:1.00 2.50:1.00 2.75:1.00
March 31, 2022 June 30, 2022 and each fiscal quarter thereafter	2.75:1.00 3.00:1.00

(c)    Minimum Consolidated EBITDA. The Borrower will not permit the Consolidated EBITDA for any four consecutive fiscal quarters of the Borrower ended with any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter end below:

Fiscal Quarter End	Minimum Consolidated EBITDA
June 30, 2020	$100,000,000
September 30, 2020	$45,000,000
December 31, 2020	$45,000,000
March 31, 2021	$70,000,000

(d)     Maximum Capital Expenditures. The Borrower will not permit the amount of Capital Expenditures in any four consecutive fiscal quarter period ending with any fiscal quarter set forth below to be more than the amount set forth opposite such fiscal quarter end below:

Four Fiscal Quarter Period End	Maximum Capital Expenditures
June 30, 2020	$40,000,000
September 30, 2020	$40,000,000
December 31, 2020	$30,000,000
March 31, 2021	$30,000,000

(e)     Minimum Liquidity. The Borrower will not permit Liquidity, as of the last day of any fiscal month set forth below, to be less than the amount set forth opposite such fiscal month:

Fiscal Month End	Minimum Liquidity
April 30, 2020 - June 30, 2020	$120,000,000
July 31, 2020 - September 30, 2020	$95,000,000
October 31, 2020 - December 31, 2020	$105,000,000
January 31, 2021 - March 31, 2021	$110,000,000
April 30, 2021 - June 30, 2021	$140,000,000
Notwithstanding the foregoing, upon the occurrence of a Covenant Reset Trigger, this Section 6.16 shall automatically revert to Section 6.16 of the Pre-Existing Credit Agreement as if the amendments effected by Section 2.2 of the Seventh Amendment had not become effective.”
2.4.(a) The definition of “Material Adverse Effect” set forth in Section 1.01 of the Credit Agreement is, for purposes of the use thereof in any representation and warranty remade pursuant to Section 4.02 of the Credit Agreement, deemed amended to read as follows:
“Material Adverse Effect” means a material adverse effect (other than, during the Suspension Period, as contemplated by, or resulting from performance or results contemplated by, the projections delivered to Revolving Lenders that are not Public-Siders on April 3, 2020) on (a) the business, assets, operations or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower and the other Credit Parties taken as a whole to perform any of their repayment or other material obligations under the Credit Documents or (c) the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Documents.
(b) Section 3.04(b) of the Credit Agreement is hereby deemed amended to insert, for purposes of the use thereof as a representation and warranty remade pursuant to Section 4.02 of the Credit Agreement, the following text immediately after the text “material adverse change”: “(other than, during the Suspension Period, as contemplated by, or resulting from performance or results contemplated by, the projections delivered to Revolving Lenders that are not Public-Siders on April 3, 2020).”
SECTION 3.Effectiveness. This Amendment shall become effective on and as of the first date (the “Seventh Amendment Effective Date”) on which each of the following conditions have been satisfied:

3.1.Executed Amendment. The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by an Authorized Officer of the Borrower, the Administrative Agent and Lenders that constitute the Required Revolving Lenders.

3.2.Authorization. The Administrative Agent shall have received documents and certificates relating to the organization (or incorporation), existence and good standing of the Borrower and the authorization of this Amendment, in each case, to the extent requested of the Borrower by the Administrative Agent prior to the date hereof and, to the extent so requested, in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

3.3.Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the Seventh Amendment Effective Date, including, to the extent invoiced at least one Business Day prior to the Seventh Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower in connection with this Amendment.

SECTION 4.Amendment Fee. The Borrower agrees to pay to the Administrative Agent, for the ratable account of each Revolving Lender that has provided its signature hereto to the Administrative Agent no later than 12:00 p.m., New York City time on April 17, 2020 (each, a “Consenting Lender”), on each Payment Date (as defined below) occurring after the Seventh Amendment Effective Date and on or prior to December 31, 2021, an amendment fee calculated at a rate per annum equal to 0.50% and calculated based on the outstanding Revolving Credit Exposure during the period since the immediately prior Payment Date (with the first such period to be the period from the Seventh Amendment Effective Date to the first Payment Date thereafter) in each case held by each Consenting Lender (based on the days such Revolving Loans, Swingline Loans and Letters of Credit were outstanding and on the same basis as applicable under Section 2.13(f) (as if references therein to interest were references to the fee payable pursuant to this Section)).

“Payment Date” means (a) the last day of each March, June, September and December and (b) the earlier of (i) the Revolving Maturity Date and (ii) termination of the Revolving Commitments.
SECTION 5.Representations and Warranties. The Borrower hereby represents that (a) the representations and warranties of each Credit Party set forth in the Credit Documents are true and correct in all material respects (except that (i) any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects and (ii) the definition of “Material Adverse Effect” as used in all such representations and warranties shall be deemed to be the definition thereof as modified by Section 2.4 of this Amendment) on and as of the Seventh Amendment Effective Date (other than representations and warranties that relate solely to an earlier date) and (b) on the Seventh Amendment Effective Date, and immediately after giving effect to the effectiveness of this Amendment, no Default shall have occurred and be continuing.

SECTION 6.Reference to and Effect Upon the Credit Agreement; Other.

6.1.Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of the Credit Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Documents, except as expressly provided herein. Nothing herein shall be deemed, in similar or different circumstances, to entitle the Borrower or any other Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document.

6.2.Upon the Seventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import, and each reference in the Credit Documents to “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of similar import, shall mean and be a reference to the Amended Credit Agreement. Upon the Seventh Amendment Effective Date, each reference in any Ancillary Document to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import, and each reference in the Credit Documents to any Ancillary Document shall mean and be a reference to the Ancillary Documents as amended or supplemented as contemplated hereby.

6.3.This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Credit Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or any other Credit Document, all of which shall remain in full force and effect, except as modified hereby or repaid pursuant hereto. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge by any Credit Party under any Credit Document from any of its obligations and liabilities thereunder.

6.4.This Amendment shall constitute a Credit Document.

SECTION 7.General.

7.1.Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and any other documents prepared in connection herewith, including but not limited to the reasonable and documented fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

7.2.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

7.3.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

7.4.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf, or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

7.5.Amendments. This Amendment may be amended, modified or supplemented only by a writing signed by the Required Revolving Lenders (as defined in the Amended Credit Agreement), the Administrative Agent and the Borrower; provided that any amendment or modification that would require the consent of Required Lenders, all Lenders or all affected Lenders if made under the Amended Credit Agreement shall require the consent of Required Lenders (as defined in the Amended Credit Agreement, all Lenders (as defined in the Amended Credit Agreement) or all such affected Lenders (as defined in the Amended Credit Agreement), as applicable.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.
WELBILT, INC.
(F/K/A MANITOWOC FOODSERVICE, INC.)

By: /s/ Martin D. Agard__________________
Name: Martin D. Agard
Title: Executive Vice President and Chief Financial Officer

ENODIS HOLDINGS LIMITED

By: /s/ Adrian Gray_______________________
Name: Adrian Gray
Title: Director

[Signature Page to Amendment No. 7 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank and a Lender

By: /s/ Philip VanFossan_________________
Name: Philip VanFossan
Title: Executive Director

[Signature Page to Amendment No. 7 to Credit Agreement]

BMO Harris Bank, N.A., as a Lender

By: /s/ Nick Irving________________________
Name: Nick Irving
Title: VP

If a second signature is necessary:

By: ____________________________________
Name:
Title:

[Signature Page to Amendment No. 7 to Credit Agreement]

Capital One, N.A., as a Lender

By: /s/ Alfredo Wang________________________
Name: Alfredo Wang
Title: Duly Authorized Signatory

[Signature Page to Amendment No. 7 to Credit Agreement]

HSBC Bank USA, National Association, as a Lender

By: /s/ Shaun Kleinman________________________
Name: Shaun Kleinman
Title: Senior Vice President

[Signature Page to Amendment No. 7 to Credit Agreement]

BNP Paribas, as a Lender

By: /s/ Monica Tilani________________________
Name: Monica Tilani
Title: Vice President

By: /s/ Kirk Hoffman________________________
Name: Kirk Hoffman
Title: Managing Director

[Signature Page to Amendment No. 7 to Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Jack Kuhns________________________
Name: Jack Kuhns
Title: Authorized Signatory

[Signature Page to Amendment No. 7 to Credit Agreement]

Bank of America, N.A., as a Lender

By: /s/ Max Oligario________________________
Name: Max Oligario
Title: Senior Vice President

If a second signature is necessary:

By: ____________________________________
Name:
Title:

[Signature Page to Amendment No. 7 to Credit Agreement]

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender

By: /s/ William Binder________________________
Name: William Binder
Title: Executive Director

By: /s/ Shane Koonce________________________
Name: Shane Koonce
Title: Executive Director

[Signature Page to Amendment No. 7 to Credit Agreement]